EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2020 First Quarter Results

Summary

  Net income of $1.5 million, or $0.06 diluted earnings per share
  New CECL accounting standard adopted as of January 1, 2020, resulting in increase to allowance for credit losses on loans of $12.8 million and higher provision for credit losses on loans
  Financial results include $8.5 million impairment on commercial mortgage servicing rights
  Total deposits increased $106.4 million from the end of the prior quarter, or 9.4% annualized
  $263 million in Paycheck Protection Program loans approved through April 16, 2020

EFFINGHAM, Ill., April 23, 2020 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $1.5 million, or $0.06 diluted earnings per share, for the first quarter of 2020, which was impacted by an $8.5 million impairment on commercial mortgage servicing rights (“MSR”) and $1.0 million in integration and acquisition expenses, as well as additional provision for  credit losses on loans resulting from the Company’s adoption of the new Current Expected Credit Loss (CECL) accounting standard.  This compares to net income of $12.8 million, or $0.51 diluted earnings per share, for the fourth quarter of 2019, which was impacted by $3.3 million in integration and acquisition expenses and a $1.8 million loss on the repurchase of subordinated debt, and net income of $14.0 million, or $0.57 diluted earnings per share, for the first quarter of 2019.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “I am very pleased with the response of our organization to the challenges presented by the COVID-19 pandemic.  With the health and safety of our employees and customers being our top priority, we were able to effectively leverage the investments we have made in technology to efficiently transition to remote working for many of our employees and handle the increased use of our digital banking platform by our customers.

“For 140 years, the communities we serve have counted on Midland to help them manage through difficult times, and this current crisis will be no different.  We are actively working with our customers that have been impacted by COVID-19 to support them through this temporary downturn in the economy.  We were able to quickly establish our process for participating in the Small Business Administration’s Paycheck Protection Program, and through April 16, 2020, we had 1,292 applications approved by the SBA totaling $263 million in loans for our customers, which will help support more than 26,000 employees in our markets.

“While the duration of the pandemic and the timing and strength of the eventual economic recovery remain uncertain, we believe we are well positioned from a capital and liquidity standpoint to play a critical role in supporting our communities as we work together to manage through this crisis,” said Mr. Ludwig.

Factors Affecting Comparability

The Company acquired HomeStar Financial Group, Inc. (“HomeStar”) in July 2019, with the core system conversion completed in October 2019. The financial position and results of operations of HomeStar prior to its acquisition date are not included in the Company’s financial results.

In addition, effective January 1, 2020, the Company adopted the new CECL accounting standard, which replaces the incurred loss methodology with an expected loss methodology.

Adjusted Earnings

Financial results for the first quarter of 2020 were impacted by $1.0 million in integration and acquisition expenses, a $0.5 million loss on residential mortgage servicing rights held-for-sale, and a $0.2 million loss on the repurchase of subordinated debt.  Excluding these amounts and certain income, adjusted earnings were $2.8 million, or $0.11 diluted earnings per share, for the first quarter of 2020.

Financial results for the fourth quarter of 2019 included $3.3 million in integration and acquisition expenses, a $1.8 million loss on the repurchase of subordinated debt, and a $0.6 million gain on the sale of investment securities.  Excluding these amounts and certain other expenses and income, adjusted earnings were $16.1 million, or $0.64 diluted earnings per share, for the fourth quarter of 2019.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Margin

Net interest margin for the first quarter of 2020 was 3.48%, compared to 3.56% for the fourth quarter of 2019.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 16 and 23 basis points to net interest margin in the first quarter of 2020 and fourth quarter of 2019, respectively.  Excluding the impact of accretion income, net interest margin decreased 1 basis point from the fourth quarter of 2019, as a decline in the yield on earning assets was largely offset by a decline in the cost of deposits.

Relative to the first quarter of 2019, net interest margin decreased from 3.73%.  Accretion income on purchased loan portfolios contributed 17 basis points to net interest margin in the first quarter of 2019.  Excluding the impact of accretion income, net interest margin decreased 24 basis points compared to the first quarter of 2019, primarily due to the impact of new subordinated debt issued in September 2019 and a decline in the yield on earning assets.

Net Interest Income

Net interest income for the first quarter of 2020 was $46.7 million, a decrease of 4.2% from $48.7 million for the fourth quarter of 2019.  Excluding accretion income, net interest income decreased $0.6 million from the prior quarter.  Accretion income associated with purchased loan portfolios totaled $2.2 million for the first quarter of 2020, compared with $3.6 million for the fourth quarter of 2019.

Relative to the first quarter of 2019, net interest income increased $1.1 million, or 2.3%.  Accretion income for the first quarter of 2019 was $2.5 million.  Excluding the impact of accretion income, net interest income increased primarily due to the acquisition of HomeStar’s loans and securities.

Noninterest Income

Noninterest income for the first quarter of 2020 was $8.6 million, a decrease of 54.8% from $19.0 million for the fourth quarter of 2019.  The decrease was primarily attributable to an $8.5 million impairment on commercial MSRs in connection with decreases in market interest rates and lower commercial FHA revenue due to decreased loan originations, partially offset by higher wealth management and residential mortgage banking revenue.

Relative to the first quarter of 2019, noninterest income decreased 49.6% from $17.1 million.  The decrease was primarily attributable to the impairment on commercial MSRs and lower commercial FHA revenue.

Wealth management revenue for the first quarter of 2020 was $5.7 million, an increase of 5.6% from $5.4 million in the fourth quarter of 2019, primarily due to higher trust fees related to tax preparation and higher estate fees.  Compared to the first quarter of 2019, wealth management revenue increased 14.6%.

Commercial FHA revenue for the first quarter of 2020 was $1.3 million, compared to $3.7 million in the fourth quarter of 2019.  During the first quarter of 2020, the Company recorded an $8.5 million commercial MSR impairment, compared to a $1.6 million MSR impairment recorded in the fourth quarter of 2019.  The Company originated $13.3 million in rate lock commitments during the first quarter of 2020, compared to $84.9 million in the prior quarter.  Compared to the first quarter of 2019, commercial FHA revenue decreased $2.0 million.

Noninterest Expense

Noninterest expense for the first quarter of 2020 was $42.7 million, which included $1.0 million in integration and acquisition expenses, a $0.5 million loss on residential MSRs held for sale, and a $0.2 million loss on the repurchase of subordinated debt, compared with $46.3 million for the fourth quarter of 2019, which included $3.3 million in integration and acquisition expenses, a $1.8 million loss on the repurchase of subordinated debt, and a $0.1 million loss on residential MSRs held for sale.  Excluding integration and acquisition expenses, the loss on the repurchase of subordinated debt, and losses on residential MSRs held for sale, the $0.2 million decrease in noninterest expense primarily reflects the initial cost savings from the staffing level adjustments made during the first quarter of 2020. These staffing level adjustments were part of the strategic plan of the Company and unrelated to COVID-19.

First quarter 2020 noninterest expense also included a $0.9 million increase in reserves for off-balance sheet exposures.

Relative to the first quarter of 2019, noninterest expense increased 3.8% from $41.1 million, which included $0.2 million in integration and acquisition expenses.  Excluding integration and acquisition expenses, the loss on the repurchase of subordinated debt, and loss on MSRs held for sale, noninterest expense was essentially unchanged from the prior year period.

Loan Portfolio

Total loans outstanding were $4.38 billion at March 31, 2020, compared with $4.40 billion at December 31, 2019 and $4.09 billion at March 31, 2019.  The decrease in total loans from December 31, 2019 was primarily attributable to declines in the consumer, commercial real estate and residential real estate portfolios, partially offset by growth in commercial loans and leases.

The decline in the consumer portfolio was mainly attributable to the transfer of approximately $99.7 million of loans to held-for-sale, which are being sold at par as part of the Company’s balance sheet management strategies.

Equipment finance balances increased $40.9 million from December 31, 2019, which are booked within the commercial loans and leases portfolio, reflecting management’s efforts to grow the equipment finance business.

The increase in total loans from March 31, 2019 was primarily attributable to the addition of HomeStar’s loan portfolio.

Deposits

Total deposits were $4.65 billion at March 31, 2020, compared with $4.54 billion at December 31, 2019, and $4.04 billion at March 31, 2019.  The increase in total deposits from December 31, 2019 was primarily attributable to growth in the Company’s lower-cost deposit categories, while the increase from March 31, 2019 was primarily attributable to the addition of HomeStar’s deposits.

Asset Quality

Effective January 1, 2020, the Company adopted the new CECL accounting standard.  The adoption of CECL resulted in the Company’s allowance for credit losses on loans increasing by approximately $12.8 million relative to the allowance held as of December 31, 2019.  In addition, acquired loans totaling $9.8 million previously accounted for as purchased credit impaired and excluded from impaired loans were reclassified as purchased credit deteriorated and are now included in impaired loans as of the adoption date of CECL.

Nonperforming loans totaled $58.2 million, or 1.33% of total loans, at March 31, 2020, compared with $42.1 million, or 0.96% of total loans, at December 31, 2019, and $49.3 million, or 1.20% of total loans, at March 31, 2019.  The increase in non-performing loans was primarily attributable to two commercial real estate relationships coupled with the impact of the reclassification of purchased credit deteriorated loans, partially offset by charge-offs of $10.2 million of non-accrual loans.

Net charge-offs for the first quarter of 2020 were $12.8 million, or 1.18% of average loans on an annualized basis.  Approximately $10.2 million of the net charge-offs in the first quarter of 2020 were related to three loans that had been on non-performing status with specific reserves held against them for at least one year.  These charge-offs were unrelated to the impact of the COVID-19 pandemic.

The Company recorded a provision for credit losses on loans of $10.6 million for the first quarter of 2020, which reflects the higher level of net charge-offs experienced in the first quarter and a downgrade in the economic forecast due to the impact of the COVID-19 pandemic.

The Company’s allowance for credit losses on loans was 0.88% of total loans and 66.3% of nonperforming loans at March 31, 2020, compared with 0.64% of total loans and 66.6% of nonperforming loans at December 31, 2019.  Following the charge-off of approximately $10.2 million in specific reserves held against three non-performing credits in the first quarter, approximately 95% of the allowance for credit losses on loans at March 31, 2020 was allocated to general reserves.

Capital

At March 31, 2020, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III and Midland States Bank was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of March 31, 2020	Consolidated Ratios as of March 31, 2020	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	12.38%	13.73%	10.50%
Tier 1 capital to risk-weighted assets	11.76%	9.76%	8.50%
Tier 1 leverage ratio	10.12%	8.39%	4.00%
Common equity Tier 1 capital	11.76%	8.47%	7.00%
Tangible common equity to tangible assets (1)	NA	7.08%	NA
  A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
  Includes the capital conservation buffer of 2.5%.

Stock Repurchase Program

During the first quarter of 2020, the Company repurchased 1,062,592 shares of its common stock at a weighted average price of $19.35 under its stock repurchase program, which authorized the repurchase of up to $50 million of its common stock.  As of March 31, 2020, the Company had $25.4 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, April 24, 2020, to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531; conference ID: 8169438.  A recorded replay can be accessed through May 1, 2020, by dialing (855) 859-2056; conference ID: 8169438.

A slide presentation relating to the first quarter 2020 results will be accessible prior to the scheduled conference call.  This earnings release should be read together with the slide presentation which contains important information related to the impact of COVID-19.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2020, the Company had total assets of approximately $6.21 billion, and its Wealth Management Group had assets under administration of approximately $2.97 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.  These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.”  The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability.  These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.  Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic, changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2020	2019	2019	2019	2019
Earnings Summary
Net interest income	$46,651	$48,687	$49,450	$46,077	$45,601
Provision for credit losses on loans	10,569	5,305	4,361	4,076	3,243
Noninterest income	8,598	19,014	19,606	19,587	17,075
Noninterest expense	42,675	46,325	48,025	40,194	41,097
Income before income taxes	2,005	16,071	16,670	21,394	18,336
Income taxes	456	3,279	4,015	5,039	4,354
Net income	1,549	12,792	12,655	16,355	13,982
Preferred stock dividends, net	-	-	(22)	34	34
Net income available to common shareholders	$1,549	$12,792	$12,677	$16,321	$13,948

Diluted earnings per common share	$0.06	$0.51	$0.51	$0.67	$0.57
Weighted average shares outstanding - diluted	24,538,002	24,761,960	24,684,529	24,303,211	24,204,661
Return on average assets	0.10%	0.83%	0.84%	1.17%	1.01%
Return on average shareholders' equity	0.96%	7.71%	7.71%	10.43%	9.23%
Return on average tangible common equity (1)	1.39%	11.24%	11.19%	15.34%	13.79%
Net interest margin	3.48%	3.56%	3.70%	3.76%	3.73%
Efficiency ratio (1)	63.78%	59.46%	60.63%	61.58%	64.73%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$2,806	$16,110	$16,422	$16,196	$14,098
Adjusted diluted earnings per common share (1)	$0.11	$0.64	$0.66	$0.66	$0.58
Adjusted return on average assets (1)	0.19%	1.04%	1.09%	1.16%	1.02%
Adjusted return on average shareholders' equity (1)	1.73%	9.71%	10.01%	10.33%	9.31%
Adjusted return on average tangible common equity (1)	2.53%	14.15%	14.52%	15.19%	13.90%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share data)	2020	2019	2019	2019	2019
Net interest income:
Interest income	$61,314	$64,444	$65,006	$60,636	$59,432
Interest expense	14,663	15,757	15,556	14,559	13,831
Net interest income	46,651	48,687	49,450	46,077	45,601
Provision for credit losses on loans	10,569	5,305	4,361	4,076	3,243
Net interest income after provision for credit losses on loans	36,082	43,382	45,089	42,001	42,358
Noninterest income:
Wealth management revenue	5,677	5,377	5,998	5,504	4,953
Commercial FHA revenue	1,267	3,702	3,954	4,358	3,295
Residential mortgage banking revenue	1,755	763	720	611	834
Service charges on deposit accounts	2,656	2,860	3,008	2,639	2,520
Interchange revenue	2,833	3,053	3,249	3,010	2,680
Gain on sales of investment securities, net	-	635	25	14	-
(Impairment) recapture on commercial mortgage servicing rights	(8,468)	(1,613)	(1,060)	559	(25)
Other income	2,878	4,237	3,712	2,892	2,818
Total noninterest income	8,598	19,014	19,606	19,587	17,075
Noninterest expense:
Salaries and employee benefits	21,063	23,650	25,083	21,134	22,039
Occupancy and equipment	4,869	4,654	4,793	4,511	4,853
Data processing	5,334	6,074	5,271	4,821	4,724
Professional	1,855	1,952	2,348	2,410	2,073
Amortization of intangible assets	1,762	1,804	1,803	1,673	1,810
Loss (gain) on mortgage servicing rights held for sale	496	95	(70)	(515)	-
Other expense	7,296	8,096	8,797	6,160	5,598
Total noninterest expense	42,675	46,325	48,025	40,194	41,097
Income before income taxes	2,005	16,071	16,670	21,394	18,336
Income taxes	456	3,279	4,015	5,039	4,354
Net income	1,549	12,792	12,655	16,355	13,982
Preferred stock dividends, net	-	-	(22)	34	34
Net income available to common shareholders	$1,549	$12,792	$12,677	$16,321	$13,948

Basic earnings per common share	$0.06	$0.52	$0.51	$0.67	$0.58
Diluted earnings per common share	$0.06	$0.51	$0.51	$0.67	$0.57

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2020	2019	2019	2019	2019
Assets
Cash and cash equivalents	$449,396	$394,505	$409,346	$245,415	$276,480
Investment securities	661,894	655,054	668,630	613,026	656,152
Loans	4,376,204	4,401,410	4,328,835	4,073,527	4,092,106
Allowance for credit losses on loans	(38,545)	(28,028)	(24,917)	(25,925)	(23,091)
Total loans, net	4,337,659	4,373,382	4,303,918	4,047,602	4,069,015
Loans held for sale	113,852	16,431	88,322	22,143	16,851
Premises and equipment, net	90,118	91,055	93,896	94,824	94,514
Other real estate owned	7,892	6,745	4,890	3,797	2,020
Loan servicing rights, at lower of cost or fair value	44,566	53,824	54,124	54,191	52,957
Mortgage servicing rights held for sale	1,460	1,972	1,860	159	257
Goodwill	172,796	171,758	171,074	164,673	164,673
Other intangible assets, net	33,124	34,886	36,690	33,893	35,566
Cash surrender value of life insurance policies	143,323	142,423	141,510	140,593	139,686
Other assets	152,150	144,982	139,644	125,739	133,609
Total assets	$6,208,230	$6,087,017	$6,113,904	$5,546,055	$5,641,780

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,052,726	$1,019,472	$1,015,081	$902,286	$941,344
Interest-bearing deposits	3,597,914	3,524,782	3,430,090	3,108,921	3,094,944
Total deposits	4,650,640	4,544,254	4,445,171	4,011,207	4,036,288
Short-term borrowings	43,578	82,029	122,294	113,844	115,832
FHLB advances and other borrowings	593,089	493,311	559,932	582,387	669,009
Subordinated debt	169,505	176,653	192,689	94,215	94,174
Trust preferred debentures	48,420	48,288	48,165	48,041	47,918
Other liabilities	71,838	80,571	90,131	56,473	54,391
Total liabilities	5,577,070	5,425,106	5,458,382	4,906,167	5,017,612
Total shareholders’ equity	631,160	661,911	655,522	639,888	624,168
Total liabilities and shareholders’ equity	$6,208,230	$6,087,017	$6,113,904	$5,546,055	$5,641,780

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2020	2019	2019	2019	2019
Loan Portfolio
Commercial loans and leases	$1,439,145	$1,387,766	$1,292,511	$1,149,370	$1,122,621
Commercial real estate	1,507,280	1,526,504	1,622,363	1,524,369	1,560,427
Construction and land development	208,361	208,733	215,978	250,414	239,376
Residential real estate	548,014	568,291	587,984	552,406	569,051
Consumer	673,404	710,116	609,999	596,968	600,631
Total loans	$4,376,204	$4,401,410	$4,328,835	$4,073,527	$4,092,106

Deposit Portfolio
Noninterest-bearing demand	$1,052,726	$1,019,472	$1,015,081	$902,286	$941,344
Interest-bearing:
Checking	1,425,022	1,342,788	1,222,599	1,009,023	968,844
Money market	849,642	787,662	753,869	732,573	802,036
Savings	534,457	522,456	526,938	442,017	457,176
Time	765,870	822,160	833,038	785,337	685,700
Brokered time	22,923	49,716	93,646	139,971	181,188
Total deposits	$4,650,640	$4,544,254	$4,445,171	$4,011,207	$4,036,288

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Average Balance Sheets
Cash and cash equivalents	$337,851	$406,526	$259,427	$162,110	$152,078
Investment securities	662,450	631,294	666,157	636,946	654,764
Loans	4,384,206	4,359,144	4,352,635	4,086,720	4,128,893
Loans held for sale	19,844	36,974	31,664	40,177	30,793
Nonmarketable equity securities	45,124	43,745	44,010	44,217	44,279
Total interest-earning assets	5,449,475	5,477,683	5,353,893	4,970,170	5,010,807
Non-earning assets	624,594	649,169	636,028	618,023	618,996
Total assets	$6,074,069	$6,126,852	$5,989,921	$5,588,193	$5,629,803

Interest-bearing deposits	$3,549,515	$3,490,165	$3,429,063	$3,107,660	$3,093,979
Short-term borrowings	55,616	104,598	124,183	120,859	135,337
FHLB advances and other borrowings	532,733	531,419	591,516	607,288	673,250
Subordinated debt	170,026	182,149	106,090	94,196	94,156
Trust preferred debentures	48,357	48,229	48,105	47,982	47,848
Total interest-bearing liabilities	4,356,247	4,356,560	4,298,957	3,977,985	4,044,570
Noninterest-bearing deposits	986,178	1,028,670	967,192	921,115	919,185
Other noninterest-bearing liabilities	78,943	83,125	72,610	60,363	51,838
Shareholders' equity	652,701	658,497	651,162	628,730	614,210
Total liabilities and shareholders' equity	$6,074,069	$6,126,852	$5,989,921	$5,588,193	$5,629,803

Yields
Earning Assets
Cash and cash equivalents	1.26%	1.62%	2.14%	2.43%	2.42%
Investment securities	3.23%	3.10%	3.00%	3.11%	3.07%
Loans	5.01%	5.22%	5.31%	5.32%	5.22%
Loans held for sale	3.87%	4.12%	3.02%	4.50%	3.94%
Nonmarketable equity securities	5.39%	5.31%	5.33%	5.42%	5.69%
Total interest-earning assets	4.56%	4.70%	4.85%	4.94%	4.85%

Interest-Bearing Liabilities
Interest-bearing deposits	0.95%	1.03%	1.08%	1.09%	0.97%
Short-term borrowings	0.73%	0.67%	0.68%	0.70%	0.71%
FHLB advances and other borrowings	2.24%	2.26%	2.36%	2.34%	2.32%
Subordinated debt	5.90%	5.94%	6.30%	6.43%	6.43%
Trust preferred debentures	6.02%	6.41%	6.83%	7.17%	7.38%
Total interest-bearing liabilities	1.35%	1.43%	1.44%	1.47%	1.39%

Cost of Deposits	0.74%	0.80%	0.84%	0.84%	0.74%

Net Interest Margin	3.48%	3.56%	3.70%	3.76%	3.73%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2020	2019	2019	2019	2019
Asset Quality
Loans 30-89 days past due	$40,392	$29,876	$23,118	$21,554	$23,999
Nonperforming loans	58,166	42,082	45,168	50,676	49,262
Nonperforming assets	67,158	50,027	50,058	54,473	51,282
Net charge-offs	12,835	2,194	5,369	1,242	1,055
Loans 30-89 days past due to total loans	0.92%	0.68%	0.53%	0.53%	0.59%
Nonperforming loans to total loans	1.33%	0.96%	1.04%	1.24%	1.20%
Nonperforming assets to total assets	1.08%	0.82%	0.82%	0.98%	0.91%
Allowance for credit losses to total loans	0.88%	0.64%	0.58%	0.64%	0.56%
Allowance for credit losses to nonperforming loans	66.27%	66.60%	55.29%	51.16%	46.87%
Net charge-offs to average loans	1.18%	0.20%	0.49%	0.12%	0.10%

Wealth Management
Trust assets under administration	$2,967,536	$3,409,959	$3,281,260	$3,125,869	$3,097,091

Market Data
Book value per share at period end	$26.99	$27.10	$26.93	$26.66	$26.08
Tangible book value per share at period end (1)	$18.19	$18.64	$18.40	$18.36	$17.68
Market price at period end	$17.49	$28.96	$26.05	$26.72	$24.06
Shares outstanding at period end	23,381,496	24,420,345	24,338,748	23,897,038	23,827,438

Capital
Total capital to risk-weighted assets	13.73%	14.72%	14.82%	13.49%	13.25%
Tier 1 capital to risk-weighted assets	9.76%	10.52%	10.35%	10.85%	10.65%
Tier 1 leverage ratio	8.39%	8.74%	8.77%	9.27%	8.92%
Tier 1 common capital to risk-weighted assets	8.47%	9.20%	9.02%	9.38%	9.16%
Tangible common equity to tangible assets (1)	7.08%	7.74%	7.58%	8.20%	7.74%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2020	2019	2019	2019	2019
Income before income taxes - GAAP	$2,005	$16,071	$16,670	$21,394	$18,336
Adjustments to noninterest income:
Gain on sales of investment securities, net	-	635	25	14	-
Other	(13)	(6)	-	(23)	-
Total adjustments to noninterest income	(13)	629	25	(9)	-
Adjustments to noninterest expense:
Loss (gain) on mortgage servicing rights held for sale	496	95	(70)	(515)	-
Loss on repurchase of subordinated debt	193	1,778	-	-	-
Integration and acquisition expenses	1,031	3,332	5,292	286	160
Total adjustments to noninterest expense	1,720	5,205	5,222	(229)	160
Adjusted earnings pre tax	3,738	20,647	21,867	21,174	18,496
Adjusted earnings tax	932	4,537	5,445	4,978	4,398
Adjusted earnings - non-GAAP	2,806	16,110	16,422	16,196	14,098
Preferred stock dividends, net	-	-	(22)	34	34
Adjusted earnings available to common shareholders - non-GAAP	$2,806	$16,110	$16,444	$16,162	$14,064
Adjusted diluted earnings per common share	$0.11	$0.64	$0.66	$0.66	$0.58
Adjusted return on average assets	0.19%	1.04%	1.09%	1.16%	1.02%
Adjusted return on average shareholders' equity	1.73%	9.71%	10.01%	10.33%	9.31%
Adjusted return on average tangible common equity	2.53%	14.15%	14.52%	15.19%	13.90%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Noninterest expense - GAAP	$42,675	$46,325	$48,025	$40,194	$41,097
(Loss) gain on mortgage servicing rights held for sale	(496)	(95)	70	515	-
Loss on repurchase of subordinated debt	(193)	(1,778)	-	-	-
Integration and acquisition expenses	(1,031)	(3,332)	(5,292)	(286)	(160)
Adjusted noninterest expense	$40,955	$41,120	$42,803	$40,423	$40,937

Net interest income - GAAP	$46,651	$48,687	$49,450	$46,077	$45,601
Effect of tax-exempt income	485	474	502	526	543
Adjusted net interest income	47,136	49,161	49,952	46,603	46,144

Noninterest income - GAAP	$8,598	$19,014	$19,606	$19,587	$17,075
Loan servicing rights impairment (recapture)	8,468	1,613	1,060	(559)	25
Gain on sales of investment securities, net	-	(635)	(25)	(14)	-
Other	13	6	-	23	-
Adjusted noninterest income	17,079	19,998	20,641	19,037	17,100

Adjusted total revenue	$64,215	$69,159	$70,593	$65,640	$63,244

Efficiency ratio	63.78%	59.46%	60.63%	61.58%	64.73%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2020	2019	2019	2019	2019
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$631,160	$661,911	$655,522	$639,888	$624,168
Adjustments:
Preferred stock	-	-	-	(2,684)	(2,733)
Goodwill	(172,796)	(171,758)	(171,074)	(164,673)	(164,673)
Other intangibles, net	(33,124)	(34,886)	(36,690)	(33,893)	(35,566)
Tangible common equity	$425,240	$455,267	$447,758	$438,638	$421,196

Total Assets to Tangible Assets:
Total assets—GAAP	$6,208,230	$6,087,017	$6,113,904	$5,546,055	$5,641,780
Adjustments:
Goodwill	(172,796)	(171,758)	(171,074)	(164,673)	(164,673)
Other intangibles, net	(33,124)	(34,886)	(36,690)	(33,893)	(35,566)
Tangible assets	$6,002,310	$5,880,373	$5,906,140	$5,347,489	$5,441,541

Common Shares Outstanding	23,381,496	24,420,345	24,338,748	23,897,038	23,827,438

Tangible Common Equity to Tangible Assets	7.08%	7.74%	7.58%	8.20%	7.74%
Tangible Book Value Per Share	$18.19	$18.64	$18.40	$18.36	$17.68

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Net income available to common shareholders	$1,549	$12,792	$12,677	$16,321	$13,948

Average total shareholders' equity—GAAP	$652,701	$658,497	$651,162	$628,730	$614,210
Adjustments:
Preferred stock	-	-	(814)	(2,708)	(2,759)
Goodwill	(171,890)	(171,082)	(166,389)	(164,673)	(164,673)
Other intangibles, net	(33,951)	(35,745)	(34,519)	(34,689)	(36,438)
Average tangible common equity	$446,860	$451,670	$449,440	$426,660	$410,340
ROATCE	1.39%	11.24%	11.19%	15.34%	13.79%